EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrew Cheng, certify pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that the annual Report on Form 10-K of Akero Therapeutics, Inc. for the year ended December 31, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and result of operations of Akero Therapeutics, Inc.

Dated: February 29, 2024	/s/ ANDREW CHENG
Andrew Cheng, M.D., Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

I, William White, certify pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Akero Therapeutics, Inc. for the year ended December 31, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and result of operations of Akero Therapeutics, Inc.

Dated: February 29, 2024	/s/ WILLIAM WHITE
William White
Executive Vice President, Chief Financial Officer and Head of Corporate Development
(Principal Financial and Accounting Officer)